Exhibit 99.1

WCI COMMUNITIES, INC. PRICES $50 MILLION PRIVATE OFFERING OF 6.875% SENIOR NOTES DUE 2021

Bonita Springs, FL, June 23, 2014 – WCI Communities, Inc. (NYSE: WCIC) (the “Company”) today announced that it has priced an offering of an additional $50 million in aggregate principal amount of its 6.875% Senior Notes due 2021. The notes will be guaranteed by certain of the Company’s wholly-owned subsidiaries. Other than with respect to the date of issuance, issue price and CUSIP number, the Notes will have the same terms as the Company’s existing outstanding $200 million aggregate principal amount of 6.875% Senior Notes due 2021 (the “Existing Notes”). Once the Notes are registered and exchanged for exchange notes, the Company expects that the Notes and the Existing Notes will share a single CUSIP number and thereafter be fungible. The closing of the offering is expected to occur on June 26, 2014, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the acquisition and development of land and home construction.

The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About WCI Communities, Inc.

WCI Communities is a lifestyle community developer and luxury homebuilder of single- and multi-family homes in most of coastal Florida’s highest growth and largest markets. With a legacy that spans more than 60 years, WCI Communities has an established expertise in developing amenity rich, lifestyle oriented master-planned communities, catering to move-up, active adult and second-home buyers. Headquartered in Bonita Springs, Florida, WCI Communities is a fully integrated homebuilder and developer with complementary real estate brokerage and title services businesses.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” “would,” “should,” “forecast,” or “assume” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Source: WCI Communities, Inc.

Investor Relations:

WCI Communities, Inc.

Scott Bowles, 239-498-8481

ir@wcicommunities.com